UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 20, 2020
Date of Report (date of earliest event reported)

Phillips 66
(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard
Houston, Texas 77042
(Address of Principal Executive Offices and Zip Code)

(281) 293-6600
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2020 (the “Effective Date”), Phillips 66 (the “Company”), as borrower, and Phillips 66 Company, a wholly-owned subsidiary of the Company, as initial guarantor, entered into a Second Amendment to Credit Agreement (the “Second Amendment”) that amends the Credit Agreement (as amended, restated, modified or supplemented, the “Credit Agreement”) dated as of March 19, 2020 among the Company, the Guarantor, the lenders party thereto and Mizuho Bank, Ltd., as the administrative agent for the lenders. In connection with the Second Amendment, the $500 million of borrowings outstanding under the Credit Agreement as of the Effective Date were reallocated on such date to lenders named therein. The lenders have no further obligation to make any loans to the Company under the Credit Agreement. Additionally, the Second Amendment amends the Credit Agreement to, among other things, (i) extend the maturity date from March 18, 2021 to November 20, 2023 and (ii) reduce the applicable margins on loans, which generally vary based on the credit rating of the Company’s senior, unsecured, long-term debt, for the first twenty-four months after the Effective Date.

 Certain of the lenders parties to the Second Amendment have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for the Company or its affiliates, and affiliates or certain of these lenders have served in the past as underwriters in public offerings of securities by the Company, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the Second Amendment is included in this Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary description of the Second Amendment in this report does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.		Description
10.1	–	Second Amendment to Credit Agreement dated as of November 20, 2020 among Phillips 66, Phillips 66 Company, the lender parties thereto and Mizuho Bank Ltd., as administrative agent.
104	–	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: November 23, 2020	By:	/s/ Judith A. Vincent
Judith A. Vincent Vice President and Treasurer